EXHIBIT 99.6

                   Consent of Expert Ronald R. Chadwick, P.C.

I hereby consent to the use in this registration statement by Merge Media, Inc., of my report dated August 2, 2002 relating to the consolidated financial statements of Merge Media, Inc. which appear in said filing. I also consent to the reference to my firm under the heading "Experts" in said registration statement.

Aurora, Colorado
August 27, 2002


RONALD R. CHADWICK, P.C.
________________________

RONALD R. CHADWICK, P.C.